RE: Employment Agreement – Addendum A
November 9, 2022

Further to the Employment Agreement dated June 18, 2021 (the "Agreement") by and between Immix Biopharma, Inc. (the "Company") and Ilya Rachman ("Mr. Rachman"), this letter ("Addendum A") hereby amends as follows:

The parties hereby amend Section 3 "Compensation and Benefits" specifically as follows, and not otherwise:

1. Section 3.1 "Salary": Delete "$360,000" and replace with "$425,000".

2. Section 3.2 "Bonus": Delete "100%" and replace with "50%".

All other terms and conditions of the Agreement remain in place.

| **IMMIX BIOPHARMA, INC.** | **ILYA RACHMAN** |
| --- | --- |
| By: DocuSigned by: Ilya Rachman 973ECB2718D4426... | By: DocuSigned by: Ilya Rachman 973ECB2718D4426... |
| Name: | Name: |
| Title: CEO, Immix Biopharma | Title: |